Exhibit 10.2

LIMITED WAIVER

This LIMITED WAIVER (this “Waiver”) dated as of November 10, 2022, is by and between Helbiz, Inc. (the “Company”) and YA II PN, Ltd. (the “Holder”). Each of the Company and the Holder shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement, dated April 15, 2022 (the “SPA-2"), executed by and between the Parties, (i) on April 15, 2022, the Company issued to the Holder a convertible debenture in the principal amount of $6,000,000 (as amended, “Debenture No. HLBZ-4”) and (ii) on May 27, 2022, the Company issued to the Holder a convertible debenture in the principal amount of $4,000,000 (as amended, “Debenture No. HLBZ-5” and together with Debenture No. HLBZ-4, the “SPA-2 Debentures”);

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement, dated August 9, 2022 (the “SPA-3"), executed by and between the Parties, on August 9, 2022, the Company issued to the Holder a convertible debenture in the principal amount of $3,000,000 (as amended, the “SPA-3 Debenture”);

WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement, dated August 23, 2022 (the “SPA-4"), executed by and between the Parties, (i) on August 23, 2022, the Company issued to the Holder a convertible debenture in the principal amount of $5,000,000 (as amended, “Debenture No. HLBZ-7”), (ii) on September 9, 2022, the Company issued to the Holder a convertible debenture in the principal amount of $2,500,000 (as amended, “Debenture No. HLBZ-8”), and (ii) on September 16, 2023, the Company issued to the Holder a convertible debenture in the principal amount of $2,500,000 (as amended, “Debenture No. HLBZ-9” and together with Debenture No. HLBZ-7 and Debenture No. HLBZ-8, the “SPA-4 Debentures,” and together with the SPA-2 Debentures and the SPA-3 Debentures, the “Debentures”);

WHEREAS, pursuant to the terms of a certain Standby Equity Purchase Agreement, dated October 31, 2022 (the “SEPA"), executed by and between the Parties, upon the terms and subject to the conditions contained in the SEPA, the Company shall have the right, by delivering an Advance Notice (as defined in the SEPA) to the Holder, to issue and sell to the Holder, from time to time as provided therein, and the Holder shall purchase from the Company, up to $13.9 million of the shares of the Company’s class A common stock, par value $0.00001 per share (the “Common Stock”), provided that, in certain circumstances, the proceeds derived from the SEPA shall be used to repay amounts owed under the Debentures;

WHEREAS, the Debentures each contain, in Section 1(c), a provision stating that after a Triggering Date, the Company would be required to make certain monthly payments to the Holder (the “Monthly Payments”); and

WHEREAS, the Holder has concluded that it is in its best interest to waive certain Monthly Payments that may have been, or may become, due to it under the Debentures, and waive the use of proceeds restriction in the SEPA, on the terms and conditions set forth herein;

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NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agree with the others as follows:

1.Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Debentures.

2.The Holder hereby waives the restrictions on the use of proceeds contained in Section 2.01(a)(iii) of the SEPA, solely with respect to (i) the Advance Notice delivered to the Holder on November 7, 2022 and (ii) up to three additional Advance Notices the Company may deliver to the Investor in accordance with the SEPA between the date hereof and December 31, 2022, provided that at least seven Trading Days have elapsed since the closing of the issuance and sale of the Common Stock in respect of the prior Advance Notice, in each case, provided that the Company has complied with all the terms and conditions of this Waiver.

3.On the date hereof, the Company, the Holder, and Ortoli Rosenstadt LLP (the “Escrow Agent”) shall enter into an escrow agreement in the form of Exhibit A attached hereto (the “Escrow Agreement”). In respect of each Advance Notice delivered to the Holder, the Holder shall deposit up to $25,000 of the proceeds to be paid to the Company (or such other amount as may be agreed by the parties) with the Escrow Agent, which funds, once deposited, shall be held and released in pursuant to the terms and conditions of the Escrow Agreement.

4.The Floor Price in respect of the SPA-2 Debentures shall hereby be reduced to $0.15 per share.

5.The Holder hereby waives, solely with respect to the SPA-3 Debentures and the SPA-4 Debentures, from the date of issuance of each such Debenture through January 15, 2023, any and all Monthly Payments that may have been, or that may become, due to the Holder solely as the result of Section 1(c) (Triggering Event) of the SPA-3 Debentures and the SPA-4 Debentures. The Holder notes that this Waiver does not waive any principal, interest or other amounts otherwise due under any of the Debentures.

6.On the date hereof, the Company shall grant a general security interest over all of the assets of the Company to secure the obligations of the Company under the Debentures and shall execute and deliver to the Investor a security agreement in the form of Exhibit B attached hereto.

7.Except as herein modified, each of the Debentures remain in full force and effect and shall not otherwise be affected by this Waiver.

8.Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

9.Counterparts. This Waiver may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

10.Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Waiver or any of the documents or agreements referred to in this Waiver will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

11.Severability. The invalidity or unenforceability of any provisions of this Waiver pursuant to any applicable law shall not affect the validity of the remaining provisions hereof, but this Wavier shall be construed as if not containing the provision held invalid or unenforceable in the jurisdiction in which so held, and the remaining provisions of this Amendment shall remain in full force and effect. If the Wavier may not be effectively construed as if not containing the provision held invalid or unenforceable, then the provision contained herein that is held invalid or unenforceable shall be reformed so that it meets such requirements as to make it valid or enforceable.

12.Governing Law. This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Amendment shall be resolved exclusively in the competent federal or state court sitting in the City of New York, Borough of Manhattan, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

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IN WITNESS WHEREOF, the parties hereto have caused this Wavier to be duly executed as of the day and year first above written.

Company:

HELBIZ, INC

By: Salvatore Palella
Name: Salvatore Palella
Title: Chief Executive Office

YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ Matt Beckman
Name: Matt Beckman
Title: Member

EXHIBIT A

FORM OF ESCROW AGREEMENT

EXHIBIT B

FORM OF SECURITY AGREEMENT